Exhibit 99.1    Press release dated April 2, 2009.

SIMPSON MANUFACTURING CO., INC. ANNOUNCES THE ACQUISITION
OF AGENCE INTERNATIONALE COMMERCIALE ET INDUSTRIELLE

Pleasanton, CA -- Simpson Manufacturing Co., Inc. (the “Company”) announced that its French subsidiary, Simpson Strong-Tie Europe EURL, purchased 100% of the equity of Agence Internationale Commerciale et Industrielle, S.A.S., ( “Aginco”). Aginco manufactures a line of high quality builder products and distributes them primarily throughout France. The purchase price (subject to post-closing adjustment) was $21.9 million in cash.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and fastening systems, stainless steel fasteners and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

For further information, contact Barclay Simpson at (925) 560-9032.